UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Tribune Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Filed by Tribune Company
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Tribune Company
Commission File No.: 001-08572

THIS FILING CONSISTS OF A COMMUNICATION TO EMPLOYEES OF TRIBUNE COMPANY POSTED ON THE TRIBUNE EMPLOYEE INTRANET ON APRIL 25, 2007.

Tender Offer Q&As

        On April 2, Tribune announced a two-stage transaction which will result in the company becoming privately-held and Tribune shareholders receiving $34 per share.

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  The first stage includes a cash tender offer for approximately 126 million shares at $34 per share. The tender offer will begin on April 25, 2007, and close on May 24, 2007, unless the offer is extended.

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  The second stage is a merger expected to close in the fourth quarter of 2007 in which the remaining publicly-held shares will be purchased for $34 per share.

        If you hold shares of company stock in your retirement plan, the Employee Stock Purchase Plan (ESPP) or outside of these plans, you will receive an information packet including instructions on how to participate in the tender offer. Please read this material carefully.

        The following provides answers to some commonly asked employee questions regarding the tender offer.

1.     How will the tender offer work?

  Shareholders will have the opportunity to tender (or sell to the company) some or all of their shares at a price of $34 per share. If more than 126 million shares are tendered, the company will purchase all shares tendered at $34 per share on a pro rata basis. That means if more than 126 million shares are tendered, then the number of shares purchased will be adjusted accordingly. For example: If 168 million shares are tendered, then 75 percent of each shareholder's tendered shares will be purchased (i.e., a shareholder tendering 300 shares would have 225 of them purchased). However, "odd lots" (ownership of less than 100 shares) will be purchased in their entirety—they will not be prorated.

  Shareholders who participate in the tender offer will receive their cash shortly after the offer is complete (Information on how the proceeds are handled in the retirement plans will be posted soon).

  The tender offer is not contingent upon any minimum number of shares being tendered. It is, however, subject to certain conditions as specified in the Offer to Purchase document. You should read this material carefully for more detailed information.

2.     What if I don't tender my shares or not all of my shares are purchased?

  The second stage of the transaction is a merger in which all outstanding shares of Tribune common stock, other than shares held by the new ESOP, will be converted to cash at $34 per share. If the merger has not closed by Jan. 1, 2008, shareholders will receive an additional amount of cash based upon an 8 percent annualized "ticking fee" that will accrue from Jan. 1, 2008, until closing. The merger is subject to a number of conditions including financing, as well as regulatory and shareholder approvals.

  If certain conditions cause the merger not to close, the remaining outstanding shares of common stock will not be cashed out.

3.     Whom may I contact for more information?

  If you have additional questions, contact:

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    Hewitt Retirement Center for retirement plan questions at 800/872-2222, then select option 1 or visit www.yourretirementbenefits.net/tribune.

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    Computershare for ESPP questions at 866/571-2091 or visit www.computershare.com.

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    Innisfree M&A Incorporated, the information agent for the tender offer, at 888/750-5834 with any questions about the terms and conditions of the tender offer or how to tender your plan shares.

Important Additional Information Regarding the Merger will be filed with the SEC:

        In connection with the proposed merger transaction, Tribune Company will file a proxy statement and other documents with the Securities and Exchange Commission (the "SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Tribune with the SEC at the SEC's website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on Tribune's website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by Tribune with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

        Tribune Company and its directors and executive officers may be deemed to be "participants" in the solicitation of proxies from the shareholders of Tribune in connection with the proposed merger transaction. Information about Tribune and its directors and executive officers and their ownership of Tribune common stock is set forth in the accompanying proxy statement for Tribune's 2007 Annual Meeting of Shareholders. Shareholders and investors may obtain additional information regarding the interests of Tribune Company and its directors and executive officers in the merger transaction, which may be different than those of Tribune's shareholders generally, by reading the proxy statement and other relevant documents regarding the merger transaction, which will be filed with the SEC.

Forward-Looking Statements

        This document contains certain comments or forward-looking statements that are based largely on the company's current expectations and are subject to certain risks, trends and uncertainties. You can identify these and other forward looking statements by the use of such words as "will," "expect," "plans," "believes," "estimates," "intend," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include risks related to the transactions being consummated; the risk that required regulatory approvals or financing might not be obtained in a timely manner, without conditions, or at all; the impact of the substantial indebtedness incurred to finance the consummation of the tender offer and the merger; the ability to satisfy all closing conditions in the definitive agreements; difficulties in retaining employees as a result of the merger agreement; risks of unforeseen material adverse changes to our business or operations; risks that the proposed transaction disrupts current plans, operations, and business growth initiatives; the risk associated with the outcome of any legal proceedings that may be instituted against Tribune and others following announcement of the merger agreement; and other factors described in Tribune's publicly available reports filed with the SEC, including the most current annual 10-K report, which contain a discussion of various factors that may affect Tribune's business or financial results. These factors, including also the ability to complete the tender offer or the merger, could cause actual future performance to differ materially from current expectations. Tribune is not responsible for updating the information contained in this document beyond the published date, or for changes made to this document by wire services or Internet service providers. Tribune's next quarterly 10-Q report to be filed with the SEC may contain updates to the information included in this release.